EXHIBIT 99.1

              CHANGES IN CAPITALIZATION ARISING FROM THE FINANCING

      The following table sets forth information regarding the Common Stock of Diomed Holdings, Inc. issued and outstanding on a fully diluted basis, both before and after giving effect to the Financing. References to "a fully diluted basis" assume conversion of the 2006 Preferred Stock, exercise of all outstanding stock options and warrants and the exchange of all outstanding 2005 Preferred Stock as of the record date, including the Antidilution Securities.


                                                         Before         After
                                                       Financing      Financing
Description of Common Shares                          Transaction    Transaction
----------------------------                          -----------    -----------

Shares issued and outstanding                          19,448,728     19,448,728

Shares to be issued on conversion of
  convertible notes                                     1,620,961      3,227,826

Shares to be issued on exchange of 2005
  Preferred Stock                                       3,975,000             --

Shares to be issued on exchange of 2006
  Preferred Stock                                              --     17,354,347

Shares to be issued on exercise of stock
  options and non-investor warrants                     3,023,787      3,393,787

Shares to be issued on exercise of investor
  warrants                                              4,596,776      5,085,304
                                                      -----------    -----------

TOTAL                                                  32,665,252     48,509,992
                                                      ===========    ===========